Exhibit 4.1

ELECTRONIC DATA SYSTEMS CORPORATION,

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

___________________

SIXTH SUPPLEMENTAL INDENTURE

Dated as of August 26, 2008

Table of Contents

Page
ARTICLE I. RELATION TO INDENTURE; DEFINITIONS.................................................................	2
Section 1.1. Relation to Indenture.................................................................................................	2
Section 1.2. Definitions.................................................................................................................	2
ARTICLE II. AMENDMENTS...............................................................................................................	2
Section 2.1. Conversion of 2021 Notes........................................................................................	2
Section 2.2. Conversion of 2023 Notes........................................................................................	2
ARTICLE III. MISCELLANEOUS.........................................................................................................	3
Section 3.1. Adoption, Ratification and Confirmation.....................................................................	3
Section 3.2. Multiple Originals......................................................................................................	3
Section 3.3. Construction of Sixth Supplemental Indenture............................................................	3
Section 3.4. Trust Indenture Act Controls.....................................................................................	3
Section 3.5. Separability Clause...................................................................................................	3
Section 3.6. Notation on Notes....................................................................................................	3

SIXTH SUPPLEMENTAL INDENTURE (this "Sixth Supplemental Indenture"), dated as of August 26, 2008, between Electronic Data Systems Corporation, a Delaware corporation (the "Company"), and The Bank of New York Mellon Trust Company, National Association, a New York banking corporation (successor to JPMorgan Chase Bank), as trustee (the "Trustee").

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 12, 1996 (the "Base Indenture" and, as amended, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's debentures, notes, bonds or other evidence of indebtedness (the "Debt Securities");

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Third Supplemental Indenture to the Base Indenture, dated as of October 10, 2001 (the "Third Supplemental Indenture"), to provide for the issuance and delivery by the Company of a series of Debt Securities designated as its Zero-Coupon Convertible Senior Notes Due October 10, 2021 (the "2021 Notes");

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Fourth Supplemental Indenture to the Base Indenture, dated as of June 30, 2003 (the "Fourth Supplemental Indenture"), to provide for the issuance and delivery by the Company of a series of Debt Securities designated as its 3.875% Convertible Senior Notes Due 2023 (the "2023 Notes," and together with the 2021 Notes, the "Notes");

WHEREAS, the Company is party to that certain Agreement and Plan of Merger, dated as of May 13, 2008, by and among Hewlett-Packard Company, a Delaware corporation ("HP"), Hawk Merger Corporation, a Delaware corporation and a wholly owned subsidiary of HP ("Merger Sub"), and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger") and the holders of the Company's Common Stock shall receive $25.00 per share (the "Merger Consideration");

WHEREAS, Section 9.01(h) of the Base Indenture provides that the Company and the Trustee may enter into one or more indentures supplemental without the consent of any holder of the Notes (the "Holders") to make any change that does not adversely affect the rights of any Holder;

WHEREAS, Section 3.8(f) of the Third Supplemental Indenture and Section 7.12 of the Fourth Supplemental Indenture provide that upon a merger of the Company as a result of which Holders of the Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company and the Trustee shall execute a supplemental indenture providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such merger by a holder of a number of shares of Common Stock (as defined in the Indenture) issuable upon conversion of such Note immediately prior to such merger; and

WHEREAS, all things necessary for execution of this Sixth Supplemental Indenture, and to make this Sixth Supplemental Indenture a valid supplement to the Indenture according to its terms have been done;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

ARTICLE I.

RELATION TO INDENTURE; DEFINITIONS

Section 1.1.  Relation to Indenture.

This Sixth Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2.  Definitions.

For all purposes of this Sixth Supplemental Indenture:

(a)   Capitalized terms used herein without definition shall have the meanings specified in the Indenture and

(b)  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Sixth Supplemental Indenture.

ARTICLE II.

AMENDMENTS

Section 2.1.  Conversion of 2021 Notes.  Pursuant to Section 3.8(f) of the Third Supplemental Indenture, at and after the effective time of the Merger, each 2021 Note shall be convertible into cash in an amount equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock that the Holder of the 2021 Note would have received if such Holder had converted such 2021 Note into the number of shares of Common Stock issuable upon conversion of such 2021 Note immediately prior to such effective time of the Merger.  This conversion right shall be subject to adjustment on the same terms as provided in Section 3.8(f) of the Third Supplemental Indenture.

Section 2.2.  Conversion of 2023 Notes.  Pursuant to Section 7.12 of the Fourth Supplemental Indenture, at and after the effective time of the Merger, each 2023 Note shall be convertible into cash in an amount equal to the product of (i) the Merger Consideration and (ii) the number of shares of Common Stock that the Holder of the 2023 Note would have received if such Holder had converted such 2023 Note into the number of shares of Common Stock issuable upon conversion of such 2023 Note immediately prior to such effective time of the Merger.  This conversion right shall be subject to adjustment on the same terms as provided in Section 7.12 of the Fourth Supplemental Indenture.

ARTICLE III.

MISCELLANEOUS

Section 3.1.  Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 3.2.  Multiple Originals.

This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.3.  Construction of Sixth Supplemental Indenture.

THIS SIXTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

Section 3.4.  Trust Indenture Act Controls.

If any provision in this Sixth Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 3.5.  Separability Clause.

In case any provision in this Sixth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.6. Notation on Notes.

The Notes, as amended by the provisions of this Sixth Supplemental Indenture, shall bear a notation substantially to the following effect:

"THE TERMS OF THIS SECURITY HAVE BEEN AMENDED TO THE EXTENT PROVIDED IN THE SIXTH SUPPLEMENTAL INDENTURE, DATED AS OF AUGUST 26, 2008, BETWEEN THE COMPANY AND THE TRUSTEE. THE TERMS OF THIS SECURITY INCLUDE THOSE STATED IN THE INDENTURE, AS SUPPLEMENTED BY THE SIXTH SUPPLEMENTAL INDENTURE, AND HOLDERS ARE REFERRED TO THE INDENTURE AND THE SIXTH SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THOSE TERMS."

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.

                                    ELECTRONIC DATA SYSTEMS CORPORATION

                                    By:  /s/ Ronald P. Vargo_________________

                                          Name: Ronald P. Vargo

                                          Title:   Executive Vice President and

                                                    Chief Financial Officer

Attest:

By:   /s/ David B. Hollander_________________
Name:  David B. Hollander
Title:    Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                                    By:  /s/ Julie Hoffman-Ramos__________

                                          Name: Julie Hoffman-Ramos

                                          Title:   Assistant Treasurer

4